Nationwide Life Insurance Company
P.O. Box 182021
Columbus, OH 43218-2021
1-800-321-6064

Nationwide Destination℠ Navigator New York (2.0)
Nationwide Destination is a service mark of Nationwide Mutual Insurance Company

Application for
Individual Flexible Purchase Payment Variable and Fixed Deferred Annuity
Minimum Initial Purchase Payment of $10,000 for Non-Qualified and CRTs; $3,000 for Qualified

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

1. Parties to the Contract *Please print.*

1a. Contract Owner

First Name: MI: Last Name:

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business enrollment packet.)

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID:

Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1b. Joint/Contingent Owner

Check **one** box only: ☐Joint Owner *(Available only with Non-Qualified Contracts.)*
☐Contingent Owner *(Available only with Non-Qualified Contracts.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

1c. Annuitant *Complete only if different from Contract Owner. (Annuitant must be age 85 or younger.)*

First Name: MI: Last Name:

Relationship to Contract Owner:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

E-mail Address: Daytime Phone Number: ( )

1d. Spousal Protection/Co-Annuitant *No added charge, part of the death benefit.* ***Not available with CRTs (Charitable Remainder Trust).*** *Must be age 85 or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.*

☐Same as Joint Owner

First Name: MI: Last Name:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐Same address as owner Street:

City: State: ZIP:

1e. Contingent Annuitant *(Must be age 85 or younger.)*

First Name: MI: Last Name:

Date of Birth: Sex: ☐M ☐F Soc. Sec. No. or Tax ID: – –

Address: ☐ Same address as owner Street:

City: State: ZIP:

1f. Beneficiaries

Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your beneficiaries social security numbers (SSN) will help expedite beneficiary claims and will ensure that Nationwide can properly identify your beneficiaries.

If you elected Spousal Protection/Co-Annuitant (section 1d), both spouses will automatically be primary beneficiaries. Instead only provide your contingent beneficiaries.

By designating your spouse as a primary beneficiary AND not completing Spousal Protection/Co-Annuitant (section 1d), Nationwide will automatically add the Spousal Protection feature. If you do not want the Spousal Protection feature, please check the box below.

☐ I do not wish to add the Spousal Protection feature to my contract.

Primary Beneficiaries ☐ Pay all Primary Beneficiaries equally

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Contingent Beneficiaries ☐ Pay all Contingent Beneficiaries equally

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

Legal First Name: MI: Last Name:

Relationship to Annuitant: Allocation (whole % only): %

SSN #: – – Sex: ☐M ☐F Date of Birth:

Address: ☐ Same address as owner Street:

City: State: ZIP:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

2. Contract Information

2a. Contract Type *Must specify by checking a box.*

☐ Non-Qualified

☐ Beneficially Owned Non-Qualified*

☐ CRT* (Charitable Remainder Trust)

☐ Traditional IRA – Tax Year: ____________

☐ Beneficially Owned/Inherited IRA*

☐ Custodial Owned IRA ____________

☐ Roth IRA – Tax Year: ____________ Tax Year Roth IRA started: ____________

☐ Beneficially Owned/Inherited Roth IRA*

☐ SIMPLE IRA*

☐ SEP IRA*

☐ 401(k)*

☐ 401(a)* (Investment Only)

** Additional forms required.*

2b. Purchase Payment

Approximate Amount: $ ____________ **($10,000 initial minimum for Non-Qualified and CRT contract types and $3,000 initial minimum for Qualified contract types.)**

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

** Additional forms required. Please see the New Business Enrollment Packet.*

2c. Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. This power is not available for use by any person or organization providing any type of market-timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you.

3. Contract Options

Election of Options in this section increases the Variable Account charges on your contract. Election of a L.inc Option with Spousal Continuation Benefit may also result in lower lifetime withdrawal percentages. Consult your prospectus.

3a. The Nationwide Lifetime Income Rider® (L.inc)

Election of the L.inc Option is irrevocable and increases the charges on your Contract. The Option will specify the nature of the additional charges, including when charges cease.

Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the ages of 50 and 85 to select L.inc 7.
Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the ages of 45 and 85 to select L.inc 5.

PLEASE NOTE THE FIXED ACCOUNT IS ONLY AVAILABLE IF A DOLLAR COST AVERAGING OPTION IS ELECTED.

Select L.inc Option and DCA Optional Feature.

The Nationwide Lifetime Income Rider® (L.inc)

- ☐ **L.inc 7 Single Life** (Must be between the ages of 50 and 85.)
- ☐ **L.inc 7 with Spousal Continuation Benefit** (Must complete section 3b.)
- ☐ **L.inc 5 Single Life** (Must be between the ages of 45 and 85.)
- ☐ **L.inc 5 with Spousal Continuation Benefit** (Must complete section 3b.)

Dollar Cost Averaging Optional Features

☐ **6-Month Enhanced DCA** ☐ **12-Month Enhanced DCA**

If neither box is checked DCA will not be established.

Select one or more funds from Box A, or one model from Box B.

A *Whole percentages only. Must add up to 100%.*

%	Fidelity VIP Freedom Fund 2010 Portfolio
%	NVIT Cardinal℠ Conservative Fund
%	NVIT Cardinal℠ Moderately Conservative Fund
%	NVIT Cardinal℠ Balanced Fund
%	NVIT Investor Dest. Conservative Fund
%	NVIT Investor Dest. Moderately Conservative Fund
%	NVIT Investor Dest. Balanced Fund
= 100%	

To elect asset rebalancing, please complete section 4a.

or

B *Elect **one** option only. **100%** of the variable money in the contract will be allocated to option elected.*

☐ American Funds Option (34% American Funds NVIT Growth-Income Fund, 33% American Funds NVIT Asset Allocation Fund, 33% American Funds NVIT Bond Fund)

☐ Nationwide Custom Portfolio

Nationwide Custom Portfolio requires submission of a Custom Portfolio Administrative form which is located in the New Business Enrollment Packet.

This Option is designed to provide benefits related to investment experience of amounts invested in variable Sub-accounts. The benefits provided by this Option may be limited if the Contract Owner invests primarily, or for an extended period of time, in the Fixed Account. If you elect this Option, please consult your investment advisor in conjunction with making investment allocations to the Fixed Account. This Option may have limited usefulness when elected in conjunction with tax-qualified contract types because partial withdrawals made to satisfy minimum distribution rules might result in a proportional reduction in Benefit Base.

Please check the box which best describes your anticipated use of this benefit.

☐ Immediately ☐ In _____ years ☐ Not Sure

3b. Spousal Continuation Option

By electing the Spousal Continuation Benefit, you are accepting additional charges and/or lower lifetime withdrawal percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life (Spouse must be between the age of 45 and 85 for L.inc 5 and between 50 and 85 for L.inc 7). This benefit will allow the income from L.inc to continue to the Joint Determining Life after the death of the Determining Life. Please note that lifetime income percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person. ***Not available with CRT (Charitable Remainder Trust) contracts.***

☐ **Spousal Continuation Benefit** ☐ **Same as Co-Annuitant**

First Name: ______ MI: ______ Last Name: ______

Date of Birth: ______ Sex: ☐ M ☐ F Soc. Sec. No. or Tax ID: ___ – ___ – ___

3c. Death Benefits

If a death benefit option is not elected, we will default to the Standard Death Benefit. Election of an Enhanced Death Benefit Option increases the Variable Account charge on your contract.

I elect *(choose only **one**)*: ☐ Standard Death Benefit

☐ One-Year Enhanced Death Benefit *(Annuitant/Co-Annuitant, age 80 or younger.)*

3d. Liquidity Option (4 Year CDSC Option)

I elect: ☐ Liquidity Option

4. Investment Options

4a. Asset Rebalancing

The contract value, excluding amounts in any fixed account, will be rebalanced based on the variable fund purchase payment allocations elected on the application at the frequency selected below unless subsequently changed.

☐ Quarterly ☐ Semi-Annually ☐ Annually

4b. Dollar Cost Averaging (DCA)

– DCA these allocations from: *(Choose only one Option.)*

Do not complete this section if you selected DCA for Living Benefits in section 3a. If you elect L.inc, you must make your DCA election in section 3a.

Part of the Purchase Payment must be allocated to the Nationwide Fixed Account or an underlying mutual fund Option permitting Dollar Cost Averaging. Enhanced Rate Dollar Cost Averaging is subject to availability. For details, please consult the Dollar Cost Averaging provision of the Contract and Prospectus.

☐ **Enhanced Rate Dollar Cost Averaging** *(Only Available from the Nationwide Fixed Account.)*

☐ 12-month Enhanced Rate - total amount to be Dollar Cost Averaged $ ______ divided by 11= $ ______ /month.

☐ 6-month Enhanced Rate - total amount to be Dollar Cost Averaged $ ______ divided by 5 = $ ______ /month.

☐ **Other Dollar Cost Averaging** ***(These arrangements do not pay an enhanced rate.)*** *Fund from which transfers will be made (specify periodic transfer amount for each fund; any underlying mutual fund may be elected):*

Fund Name: ______ **Amount:** $ ______ **Frequency:** ______

☐ **Interest Averaging Monthly** ***(These arrangements do not pay an enhanced rate - earned interest is transferred from the Fixed Account to the Variable Account allocations selected.)***

Day of each month this transfer should occur: ______ *(Example Day 12 of each month.)*

Dollar Cost Averaging Allocation *(Whole Percentages only and must total 100%.)*

Identify percentage of allocation for Dollar Cost Averaging and the underlying mutual fund option below.

%		%	
%		%	
%		%	

Skip this section if you have elected the L.inc Option.
Please submit all pages of the application.

4c. Purchase Payment Allocation and Disclosures

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

AllianceBernstein Variable Products Series Fund, Inc.
- % AllianceBernstein VPS Dynamic Asset Allocation Portfolio
- % AllianceBernstein VPS Small/Mid Cap Value Portfolio

American Century Variable Portfolios, Inc.
- % American Century VP Mid Cap Value Fund

American Century Variable Portfolios II, Inc.
- % American Century VP Inflation Protection Fund

BlackRock Variable Series Funds, Inc.
- % BlackRock Global Allocation V.I. Fund

Dreyfus
- % Dreyfus IP Small Cap Stock Index Portfolio
- % Dreyfus Stock Index Fund, Inc.
- % Dreyfus VIF Appreciation Portfolio

Fidelity Variable Insurance Products Fund
- % Fidelity VIP Energy Portfolio*
- % Fidelity VIP Equity-Income Portfolio
- % Fidelity VIP Freedom Fund 2010 Portfolio
- % Fidelity VIP Freedom Fund 2020 Portfolio
- % Fidelity VIP Freedom Fund 2030 Portfolio
- % Fidelity VIP Growth Portfolio
- % Fidelity VIP Investment Grade Bond Portfolio
- % Fidelity VIP Mid Cap Portfolio
- % Fidelity VIP Overseas Portfolio*

Franklin Templeton Variable Insurance Products Trust
- % Franklin Templeton VIPT Founding Funds Allocation Fund
- % Franklin Templeton VIPT Global Bond Securities Fund*
- % Franklin Templeton VIPT Income Securities Fund
- % Franklin VIPT Small Cap Value Securities Fund

Goldman Sachs Variable Insurance Trust
- % Goldman Sachs Global Markets Navigator Fund

Huntington Variable Annuity Funds
- % Huntington VA International Equity Fund
- % Huntington VA Situs Fund

Invesco Variable Insurance Funds
- % Invesco V.I. Mid Cap Core Equity

Ivy Funds Variable Insurance Portfolios, Inc.
- % Ivy Funds VIP Asset Strategy
- % Ivy Funds VIP High Income
- % Ivy Funds VIP Mid Cap Growth

Janus Aspen Series
- % Janus Aspen Series Forty Portfolio
- % Janus Aspen Series Global Technology Portfolio
- % Janus Aspen Series Overseas Portfolio

MFS® Variable Insurance Trust
- % MFS VIT New Discovery Series
- % MFS VIT Value Series

MFS® Variable Insurance Trust II
- % MFS VIT International Value Portfolio

Nationwide Variable Insurance Trust (NVIT)
- % American Century NVIT Growth Fund
- % American Century NVIT Multi Cap Value Fund
- % American Funds NVIT Asset Allocation Fund
- % American Funds NVIT Bond Fund
- % American Funds NVIT Global Growth Fund
- % American Funds NVIT Growth Fund
- % American Funds NVIT Growth-Income Fund
- % Federated NVIT High Income Bond Fund*
- % Neuberger Berman NVIT Multi Cap Opportunities Fund
- % Neuberger Berman NVIT Socially Responsible Fund
- % NVIT Cardinal℠ Aggressive Fund
- % NVIT Cardinal℠ Balanced Fund
- % NVIT Cardinal℠ Capital Appreciation Fund
- % NVIT Cardinal℠ Conservative Fund
- % NVIT Cardinal℠ Moderate Fund
- % NVIT Cardinal℠ Moderately Aggressive Fund
- % NVIT Cardinal℠ Moderately Conservative Fund
- % NVIT Core Bond Fund
- % NVIT Core Plus Bond Fund
- % NVIT Emerging Markets Fund*
- % NVIT Government Bond Fund
- % NVIT International Equity Fund*
- % NVIT International Index Fund*
- % NVIT Investor Dest. Aggressive Fund
- % NVIT Investor Dest. Balanced Fund
- % NVIT Investor Dest. Capital Appreciation Fund
- % NVIT Investor Dest. Conservative Fund
- % NVIT Investor Dest. Moderate Fund
- % NVIT Investor Dest. Moderately Aggressive Fund
- % NVIT Investor Dest. Moderately Conservative Fund
- % NVIT Large Cap Growth Fund
- % NVIT Mid Cap Index Fund
- % NVIT Money Market Fund
- % NVIT Multi-Manager International Growth Fund*
- % NVIT Multi-Manager International Value Fund*
- % NVIT Multi-Manager Large Cap Growth Fund
- % NVIT Multi-Manager Large Cap Value Fund
- % NVIT Multi-Manager Mid Cap Growth Fund
- % NVIT Multi-Manager Mid Cap Value Fund
- % NVIT Multi-Manager Small Cap Growth Fund
- % NVIT Multi-Manager Small Cap Value Fund
- % NVIT Multi-Manager Small Company Fund
- % NVIT Multi Sector Bond Fund
- % NVIT Nationwide Fund
- % NVIT Real Estate Fund
- % NVIT Short Term Bond Fund
- % Templeton NVIT International Value Fund*
- % Van Kampen NVIT Comstock Value Fund

Oppenheimer Variable Account Funds
- % Oppenheimer Global Securities Fund/VA*
- % Oppenheimer Main Street® Fund/VA
- % Oppenheimer Main Street Small- & Mid-Cap Fund®/VA

PIMCO Variable Insurance Trust
- % PIMCO VIT All Asset Portfolio
- % PIMCO VIT Foreign Bond Portfolio (unhedged)
- % PIMCO VIT Low Duration Portfolio
- % PIMCO VIT Total Return Portfolio

T. Rowe Price Equity Series, Inc.
- % T. Rowe Price Health Sciences Portfolio

Van Eck VIPT
- % Van Eck VIPT Global Hard Assets Fund

Wells Fargo Advantage Variable Trust
- % Wells Fargo Advantage VT Small Cap Growth Fund

Nationwide Life Insurance Company
- % Fixed Account

Nationwide reserves the right to restrict or eliminate the Fixed Account according to the terms specified in the Contract. Nationwide may also restrict transfers into the Fixed Account.

Total fund allocations must equal 100%.

5. State Disclosures

Notice to MA Residents Only: You must complete the application approved for use in Massachusetts and you must be issued a Massachusetts approved contract.

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐ Yes ☐ No **Do you have existing life insurance or annuity contracts?**

☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

Please complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Definition of Replacement form. If a replacement is occurring, please also complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Replacement Packet and submit the first stage Regulation 60 paperwork prior to completing the application.

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

- Annuity payments, death benefits, surrender values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified
- The Contract limits purchase payments to $1 million for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life if the L.inc Option is selected, subject to permission from Nationwide. Election of the L.inc Option further limits total purchase payments to $50,000 per year for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, and/or Determining Life, subject to permission from Nationwide
- That I do not represent a corporate entity or institutional investor
- That I am purchasing this Contract for myself and that I do not intend to transfer ownership of the Contract or assign any rights or benefits under this Contract
- The purpose of the Contract is to provide long-term benefits to the Contract Owner, and the Annuitant I am naming to this Contract has not been diagnosed with or had any indication of an illness which is expected to result in death within 12 months

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

Your variable annuity contract includes a fixed account that offers guaranteed interest rates. Nationwide currently offers a more favorable fixed account rate for an initial deposit into a new contract when used in conjunction with an enhanced dollar cost averaging program. The interest credited to your contract while you earn this rate exceeds Nationwide's actual investment earnings on supporting assets, minus adjustments for risk and expense. Nationwide expects to recover the amount of the interest that exceeds its actual investment earnings over time through the Variable Account charge. Nationwide does not assess any additional fees or charges for other dollar cost averaging programs not offering enhanced fixed account rates.

Contract Owner Must Sign Here: X

Joint Contract Owner Signature (if any): X

State In Which Application Was Signed: ____________ Date: ____________

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐ Yes ☐ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

7b. Primary Registered Representative Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Office Street Address: ______

City: ______ State: ______ ZIP: ______

Phone: (   ) ______ Percentage ______ %

E-mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______ Date: ______

Principal's Signature: X ______ Date: ______

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐ Yes ☐ No **Are you aware of any existing annuities or insurance owned by the applicant?**
☐ Yes ☐ No **Will the applied for Contract replace, discontinue or change any existing life insurance or annuity contracts?**

8b. Additional Registered Representative Information *(Please print.)*

First Name: ______ MI: ___ Last Name: ______

Office Street Address: ______

City: ______ State: ______ ZIP: ______

Phone: (   ) ______ Percentage ______ %

E-mail: ______

Broker/Dealer Name: ______

SSN #: ___ – ___ – ___ (Not required if broker and broker dealer name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature: X ______ Date: ______

Principal's Signature: X ______ Date: ______